UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement, Item 1.02 Termination of Material Definitive Agreement and Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2005, E. Lee Wyatt, Jr. notified Sonic Automotive, Inc. that he will be resigning his positions as Executive Vice President, Chief Financial Officer and Treasurer, effective September 6, 2005. On August 23, 2005, Sonic entered into an agreement with Mr. Wyatt pursuant to which Mr. Wyatt will perform reasonable consulting services to Sonic upon request from September 6, 2005 through April 30, 2006. This agreement provides that Mr. Wyatt will receive a monthly fee of $12,500 and will be reimbursed for pre-approved out-of-pocket business related expenses. The agreement also provides that Mr. Wyatt’s outstanding stock options granted pursuant to Sonic’s 1997 Stock Option Plan will continue to vest in accordance with the 1997 Stock Option Plan and the terms of the applicable stock option agreements until April 30, 2006. All unvested and unexercised stock options will expire on April 30, 2006. Except for provisions in the employment agreement that, by their terms, extend beyond the termination of his employment agreement, Mr. Wyatt’s employment agreement will be terminated effective September 6, 2005. Those provisions in the employment agreement that extend beyond the termination of his employment agreement, including but not limited to the restrictive covenants, will apply after September 6, 2005 but the applicable time periods of those provisions will be deemed to commence on April 30, 2006, the end of the consulting period. The description of Mr. Wyatt’s employment agreement in Sonic’s Current Report on Form 8-K filed on November 10, 2004 is incorporated herein by reference.

A copy of the press release announcing Mr. Wyatt’s resignation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1    Press release of Sonic Automotive, Inc. dated August 23, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: August 26, 2005

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Sonic Automotive, Inc. dated August 23, 2005

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